FRONT PORCH DIGITAL NAMES EQUITY PIER CEO SWEENEY &
                          STORAGETEK CFO KOCOL TO BOARD

CHERRY HILL, NJ, December 5, 2000 - Front Porch Digital Inc. (OTCBB: FPDI) of Cherry Hill, NJ named four new members to its Board of Directors, expanding the Company's expertise in business development and information storage. FPDI also announced the formation of a Technical Advisory Board. The new directors, who join Chairman and CEO Jean Reiczyk and current director Don Maggi on the now six-person Board, are:

o TOM SWEENEY, 40, CEO AND FOUNDER OF EQUITY PIER LLC OF BOULDER, CO. Equity Pier specializes in providing capital and management to emerging companies in information technology and telecommunications. Equity Pier assisted FPDI's recent acquisition of the Media Services operations of StorageTek, launching FPDI as a leading player in the emerging information conversion market. Prior to founding Equity Pier, Mr. Sweeney was part of the original executive team at Level 3 Communications, where he was the Senior VP of Global Marketing, and later became the Senior VP of Strategic Alliances and Global Sales. Prior to joining Level 3, Mr. Sweeney was Senior VP of Global Marketing for WorldCom Business Planning. Preceding WorldCom, Mr. Sweeney was the Senior VP of Business Development for MFS Communications, where he also held the position of Senior VP of Sales and Operations.

o ROBERT KOCOL, 43, CHIEF FINANCIAL OFFICER OF STORAGETEK(TM)(STORAGE TECHNOLOGY CORP., NYSE: STK). Mr. Kocol has been with StorageTek since 1980. In 1991, he became Director of Financial Operations, then Director of Worldwide Field Operations Finance and Administration. In 1996, he was named Vice President of Financial Planning and Operations, and in 1998 he was named Corporate Vice President and CFO.

o SAEED KARIM, 47, RECENTLY NAMED FPDI PRESIDENT AND CHIEF OPERATING OFFICER. Mr. Karim is the former Vice President of Marketing of North America for StorageTek. At StorageTek, Mr. Karim was involved in marketing, program management, business development, financial planning, worldwide field operations, and strategic planning. He managed StorageTek's Emerging Markets and Indirect Channels business, opening new markets and territories in Europe, Africa, the Middle East and Latin America, and he developed StorageTek's media sales business.

o TIM PETRY, 41, RECENTLY NAMED FPDI CHIEF FINANCIAL OFFICER. Mr. Petry has more than 20 years experience in investment banking and financial and operational consulting. Since 1989, Mr. Petry has been a partner and a principal shareholder of the Armand Group of Chicago, a middle market investment and merchant bank. Mr. Petry has led corporate finance, merger and acquisition and divestiture projects in a variety of industries, and has managed Armand's portfolio company interests. Mr. Petry has completed active assignments for clients as CFO; in strategy, corporate development, operations management and design; and in the supervision of workout and turnaround situations.

In a related development, Chief Technology Officer Dr. Jay Yogeshwar, 38, a former member of the Board, was named Chairman of a new Technical Advisory Board, which will include industry leaders in information conversion and storage. As a research scientist with Toshiba, Dr. Yogeshwar played a key role developing DVD-related technologies and helped create the world's first DVD pre-mastering facility at the Time Warner CVC studios. As head of a high tech consulting firm, he provided software and systems designs to leading corporations, such as Microsoft and Turner Broadcasting.

Front Porch Digital Inc. (www.fpdigital.com) is positioning itself as an industry leader in the emerging market for the conversion and formatting of text, images, audio, graphics and video, from any format to any other format, for access, management and distribution via any digital platform, including broadband Internet, DVD, and Advanced Digital Television. The Company also is a leading provider of offline media conversion and data migration services to Fortune Global 500 companies that need to convert tape and optical assets from old to new formats to leverage technological advances. To join Front Porch Digital's e-mail list, send your request to gary.fishman@hudsonstone.com.

CONTACTS: Gary Fishman (gary.fishman@hudsonstone.com), Hudson Stone Group, 212-889-1727, x110.